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IX.A. CODE OF ETHICS INCLUDING POLICIES FOR PERSONAL
      SECURITIES TRANSACTIONS AND GIFTS & ENTERTAINMENT

Policy

Cinque Partners' policy is to adopt and maintain a Code of Ethics governing Covered Person conduct with respect to ethics, personal securities transactions and gifts & entertainment. The Code of Ethics, attached as Appendix A and fully incorporated herein by reference, contains provisions specifically directed to Covered Persons, whereas these policies and procedures are intended to govern the actions of the CCO in relation to the administration of the Code of Ethics. Cinque Partners will additionally comply with the provisions of any Code of Ethics adopted by Funds for which Cinque Partners acts as adviser or sub-adviser.

Background & Description

Various federal and state securities laws including Rule 204A-1 under the Advisers Act require investment advisers to adopt a code of ethics to set forth standards of conduct for compliance with federal securities laws and to address personal securities trading.

Responsibility

The CCO is responsible for the implementation and monitoring of Cinque Partners' Code of Ethics (including associated practices, disclosures and recordkeeping) as well as compliance with the Codes of Ethics of any Reportable Fund. The CCO may delegate responsibility for the performance of these activities (provided that it maintains records evidencing individual delegates) but oversight and ultimate responsibility remain with the CCO.

Procedure

Cinque Partners has adopted various procedures to implement the firm's Code of Ethics and reviews to monitor and ensure that the firm's policy is observed, implemented properly and amended or updated, as appropriate. The procedures are as follows:

     o The CCO shall promptly provide all Covered Persons with a copy of the Code. In addition, the CCO must maintain the Acknowledgment contained within the Code of Ethics which all persons covered by the Code must complete initially at hire and annually each year thereafter;

     o The CCO will provide the Code of Ethics of any Reportable Fund to relevant Access Persons;

     o The CCO shall identify all Access Persons and inform them of their obligations promptly;

     o In determining whether to approve a Personal Trade Request ("PTR"), the CCO will determine, in good faith, whether the Access Person knows, or should know, that a Client account would be engaging in a transaction involving such a Security within a day of submitting the PTR. Additionally, the CCO should assess whether any potential conflict of interest exists with respect to the Security at issue. The CCO must maintain a record of any decision relating to pre-clearance requests, and the reasons supporting the decision, for at least five years after the end of the fiscal year in which the approval is granted;

     o On a quarterly basis, the CCO will provide to all Access Persons the forms contained within the Code of Ethics with respect to personal securities transactions. The CCO will track and monitor the provision of those forms and will address any failures to comply with the transaction reporting requirement;

     o The CCO will, on a quarterly basis, compare all reported personal securities transactions and pre- clearance requests with Clients' completed portfolio transactions during the quarter to determine whether

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          Cinque  Partners  LLC  a Code violation may have occurred. The CCO may request additional information or take any other appropriate measure that he or she decides is necessary to aid in this determination;

     o If the CCO finds that a Code violation has occurred, the CCO must report the possible violation to Senior Management;

     o The CCO will submit his or her own reports (as required) to an alternate compliance officer who will fulfill the duties of the CCO with respect to such reports;

     o At the time of hire, and on an annual basis thereafter, the CCO will provide to all Access Persons the forms contained within the Code of Ethics with respect to personal securities holdings. The CCO will track and monitor the provision of those forms and will address any failures to comply with the holdings reporting requirement;

     o At least annually, the CCO must furnish to Senior Management and to the Board of Directors of each Reportable Fund, a written report that describes any issues arising under the Code since the previous report, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and certifies that the Code contains policies and procedures reasonably designed to prevent Access Persons from violating the Code;

     o The CCO will annually review the content and format of the Code and make any modifications necessary to maintain the reasonableness of its policies and procedures to prevent and detect violations of the Code and relevant rules of law. An updated Code of Ethics will be provided to all Access Persons on an annual basis;

     o The CCO will review all disclosed Covered Person board memberships, advisory positions, trade group positions, management positions, or any involvement with public companies ("outside business activity") in relation to potential conflicts of interest. The CCO in conjunction with Senior Management will make a determination with respect to whether to approve or deny an outside business activity request in light of Cinque Partners' status as a fiduciary;

     o Any gifts or accommodations in excess of the DE MINIMIS amount are required to be submitted to the CCO for prior approval. The CCO will maintain documentation of all such requests and resulting approvals or denials;

     o Any preferential treatment (for example, offer of a discount) extended to a Covered Person by a business contact of Cinque Partners must be pre-approved by the CCO before proceeding with the transaction. For example, if Cinque Partners is considering doing business with a particular bank which then offers discounted banking services to individuals associated with Cinque Partners, the CCO would need to approve such a discount. The CCO will maintain documentation of all such requests and resulting approvals or denials;

     o The CCO must review each PTR and record the decision regarding the request. The general standards for granting or denying pre-clearance are contained within the Code of Ethics;

     o The CCO shall maintain duplicate copies of trade confirmations and periodic statements directed to Cinque Partners by Access Persons in accordance with the Code of Ethics;

     o Access Persons must obtain pre-clearance prior to acquiring or disposing of a direct or indirect Beneficial Ownership interest in any Security, other than Exempt Securities (as defined in the Code of Ethics).

     o The CCO will confidentially maintain a Restricted or Watch list containing the names of Securities which are determined to be at risk for potential conflicts of interest.

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     o    The CCO will monitor the holding periods of any Access Person's
          Securities to ensure that no Security held by a Client is purchased and sold within the period prescribed by the Code of Ethics.

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APPENDIX A        CODE OF ETHICS

INTRODUCTION

Cinque Partners LLC ("Adviser"), in accordance with the requirements of Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act"), has approved and adopted this Code of Ethics (the "Code"). This Code sets forth the general fiduciary principles and standards of business conduct to which all of Cinque Partners' Covered Persons are subject. This Code further sets forth policies and procedures that are reasonably designed to prevent Access Persons, as defined herein, from engaging in conduct prohibited by the Advisers Act and establishes reporting requirements for these Access Persons. Certain capitalized terms used in this Code and not defined in the text herein, such as "Access Persons," are defined in Appendix A-1 to the Code.

About Adviser

Adviser is an investment adviser registered with the Securities and Exchange Commission ("SEC") pursuant to the Advisers Act. Cinque Partners acts as investment adviser to clients who are individuals and entities, potentially including investment companies registered under the Investment Company Act of 1940 (the "Company Act"). A current list of registered investment companies for which Adviser serves as adviser or sub-adviser ("Reportable Funds") is attached as Appendix A-2.

Who is Covered by the Code

This Code applies to all employees, officers and partners of Adviser or other persons (hereinafter "Covered Persons") as determined by Cinque Partners' Chief Compliance Officer ("CCO"). It is the responsibility of each Covered Person to immediately report to Cinque Partners' CCO, any known or suspected violations of this Code, the Compliance Manual and the policies and procedures contained therein, or of any other activity of any Covered Person or consultant that could constitute a violation of law. If you are aware of any activity in this regard, you should contact the CCO immediately. Failure to report a potential violation could result in disciplinary action against the non-reporting Covered Person. Adviser will ensure that Covered Persons are not subject to retaliation in their employment as a result of reporting a known or suspected violation.

Things You Need to Know to Use this Code

There are three reporting forms that Access Persons must fill out under this
Code: initial holdings reports, quarterly transactions reports, and annual holdings reports. Copies of these forms are attached to this Code.

All Access Persons must complete an acknowledgement of having received, read and understood this Code. Such acknowledgement is contained within the Initial and Annual Holdings Report (Appendix A-4). All Access Persons must renew that acknowledgment on a yearly basis.

The CCO has the authority to grant written waivers of the provisions of this Code in appropriate instances. However, (i) it is expected that waivers will be granted only in rare instances and, (ii) some provisions of the Code are prescribed by SEC rules and cannot be waived. These provisions include, but are not limited to, the requirements that Access Persons file reports and obtain pre-approval of investments in IPOs and Limited Offerings.

The CCO will review the terms and provisions of this Code at least annually and make amendments as necessary.
Any amendments to this Code will be provided to you.

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GENERAL FIDUCIARY PRINCIPLES

ACTING AS A FIDUCIARY

It is the policy of Adviser to act in the best interest of its clients and on the principles of full disclosure, good faith and fair dealing. Adviser recognizes that it has a fiduciary duty to its clients. Acting as a fiduciary requires that Adviser, consistent with its other statutory and regulatory obligations, act SOLELY in the clients' best interests when providing investment advice and engaging in other activities on behalf of clients. Adviser and its Covered Persons must seek to avoid situations which may result in potential or actual conflicts of interest with these duties. To this end, the following principles apply:

     o All Covered Persons must always observe the highest standards of integrity and fair dealing, and must conduct their personal and business dealings in accordance with the letter, spirit and intent of all relevant laws and regulations;

     o Adviser must have a reasonable basis for the investment advice and decisions it makes for its clients;

     o Adviser must ensure that its investment decisions are consistent with client's investment objectives, policies and any disclosures made to clients;

     o All Covered Persons must refrain from entering into transactions, including personal securities transactions, that are inconsistent with the interests of clients;

     o Covered Persons should not take inappropriate advantage of their positions and may not, directly or indirectly, use client opportunities for personal gain; and

     o Covered Persons must be loyal to the clients and place the interests of the clients above their own.

Adviser treats violations of this Code very seriously. If you violate this Code, Adviser may take disciplinary measures against you, including, without limitation, imposing penalties or fines, reducing your compensation, demoting you, requiring unwinding of the trade, requiring disgorgement of trading gains, suspending or terminating your employment, or any combination of the foregoing.

Improper trading activity can constitute a violation of this Code. You can also violate this Code, however, by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code even if no clients are harmed by your conduct.

If you have any doubt or uncertainty about what this Code requires or permits, you should ask the CCO. Do NOT guess at the answer.

COMPLIANCE WITH THE FEDERAL SECURITIES LAWS
Covered Persons are required to comply with applicable federal securities laws at all times. Examples of applicable federal securities laws include:

     o the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the SEC rules thereunder;

     o    the Investment Advisers Act of 1940 and the SEC rules thereunder;

     o    the Investment Company Act of 1940 and the SEC rules thereunder;

     o Title V of the Gramm-Leach-Bliley Act of 1999 (privacy and security of client non-public information); and

     o the Bank Secrecy Act, as it applies to mutual funds and investment advisers, and the SEC and Department of the Treasury rules thereunder.

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CONFLICTS OF INTEREST

PERSONAL CONFLICTS

All Covered Persons must avoid establishing financial interests or outside affiliations which may create a conflict, or appear to create a conflict, between the Covered Person's personal interests and the interests of Adviser or its clients. A potential conflict of interest exists whenever a Covered Person has a direct financial or other personal interest in any transaction or proposed transaction involving Adviser or any of its clients. A conflict of interest may also exist where the Covered Person has an indirect interest in a transaction, for example, because the transaction will benefit someone with whom the Covered Person has a friendship or other personal relationship.

In such situations, Covered Persons must disclose the conflict to the CCO and recuse themselves from the decision making process with respect to the transaction in question and from influencing or appearing to influence the relationship between Adviser or any of its clients and the customer involved. Covered Persons may not use non-public knowledge of a pending or currently considered securities transaction for a client to profit personally, directly or indirectly, as a result.

CONFLICT OF INTEREST BETWEEN ADVISER AND A CLIENT
In certain instances, Cinque Partners' relationship with a client may require Adviser to place the client's interest above its own interests. If a Covered Person becomes aware of a situation where Cinque Partners' pursuit of its own interests in a transaction appears to conflict with its obligations to a client, he or she should bring the situation to the immediate attention of the CCO.

THE APPEARANCE OF A CONFLICT OF INTEREST MUST BE AVOIDED
All Covered Persons are expected to be objective in making business decisions and to consider any improper interest or influence that could arguably impair that objectivity. In determining whether there is an appearance of conflict, each Covered Person should determine whether a reasonable, disinterested observer (I.E., investor, supplier, broker, an acquaintance, examiner or a government representative) would have any grounds to believe:

     o that Adviser was serving its own interests or one client's interests at the expense of another; or

     o that business with clients or Adviser was done on the basis of friendship, family ties, the giving and receiving of gifts, or to curry favor with some specific entity or individual rather than on the merits.

If a Covered Person's participation in a decision making process would raise the appearance of conflict of interest, the Covered Person should inform his or her manager immediately.

OUTSIDE BUSINESS ACTIVITIES

All Covered Person board memberships, advisory positions, trade group positions, management positions, or any involvement with public companies must be fully disclosed and submitted for prior approval to the CCO, with the exception of purely charitable or civic involvements which do not impinge on the Covered Person's work commitment to Adviser. Approval must be obtained through the CCO, and will ordinarily require consideration by Senior Management of Adviser. Adviser can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent, subsidiary or affiliate of Adviser.

PREFERENTIAL TREATMENT

Covered Persons must make investment decisions, undertake commitments, and perform their duties and obligations without favoritism of any kind and award business or contracts strictly on the basis of merit. A Covered Person should not actively seek nor accept a discount on any item for personal use from a business contact. If such a person extends preferential treatment (for example, offers a discount) to a Covered Person in

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a personal transaction, the Covered Person must have the preferential treatment pre-approved by the CCO before proceeding with the transaction.

BORROWING

Covered Persons should borrow only from reputable organizations that regularly lend money. Borrowing from relatives, however, is not subject to restriction. If a Covered Person borrows from any financial institution, the loan must not involve favored treatment of any kind based upon their employment with Adviser.


GIFTS AND GRATUITIES

No Covered Person may accept or receive on their own behalf or on behalf of Adviser any gift or other accommodation which has a value in excess of a DE MINIMIS amount (currently $300) from any vendor, broker, public company, securities salesman, client or prospective client (a "business contact"). No Covered Person may accept cash gifts or cash equivalents from any such person. This prohibition applies equally to gifts to members of the Family/Household of a Covered Person. Any gifts or accommodations in excess of the DE MINIMIS amount must be submitted to the CCO for prior approval. The CCO will maintain documentation of all such requests and resulting approvals or denials.

No Covered Person may give on their own behalf or on behalf of Adviser any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient. These policies are not intended to prohibit normal business entertainment.

ENTERTAINMENT AND MEALS

Payment for entertainment or meals where the Covered Person is not accompanied by the person purchasing the entertainment or meals is considered a gift, subject to the rules discussed above. Acceptance of meals and entertainment where the host is present is generally permitted. However, the acceptance of particularly lavish entertainment or entertainment with excessive frequency is generally inappropriate and should be refused. Entertainment in poor taste or that adversely reflects on the morals or judgment of the individuals attending the event is considered inappropriate and also should be refused. Individuals involved in the purchase of equipment, supplies, and services may not accept entertainment or meals from a vendor or potential vendor except if business is to be discussed. Finally, under no circumstances should entertainment be accepted which may affect or be construed to affect any future dealing with that person.

STANDARDS OF BUSINESS CONDUCT

GENERAL
Covered Persons are expected to conduct themselves at all times in a manner consistent with the highest professional standards. Each Covered Person accordingly must devote his or her attention and skills to the performance of his or her responsibilities and avoid activities that interfere with that responsibility or that are detrimental to Adviser and its reputation.

COMMUNICATIONS WITH CLIENTS
All communications with clients, whether verbal or written, must convey information clearly and fairly. Covered Persons must comply with Cinque Partners' policies and procedures regarding Advertising and Performance Reporting. Exaggerated, unwarranted or misleading statements or claims are prohibited.

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DISCLOSURE OF CONFIDENTIAL INFORMATION

In the course of conducting business, Covered Persons may become privy to confidential information about Adviser, its present and prospective clients, and Reportable Fund agents. It is a violation of this Code, and in some cases may be a violation of law, for any Covered Person to disclose to anyone other than another Covered Person any confidential information obtained while in the course of conducting business on behalf of Adviser. Disclosure to other Covered Persons should be made only when and to the extent necessary to further the legitimate business purposes of Adviser. Covered Persons may not use any such information in connection with their personal investments or investments of others subject to their control.

CLIENT AND INVESTOR INFORMATION
Clients and owners (direct and indirect) of Adviser have the right to expect Adviser and its Covered Persons to treat information concerning their business dealings in the strictest confidence. Accordingly, no one may divulge investor confidences except in accordance with Cinque Partners' privacy policy and unless the party to whom a disclosure is made is legitimately entitled to the information (I.E., needs to know the information in furtherance of the investor's business) or the investor gives prior consent to the disclosure. Any such prior consent should be documented in advance of disclosure.

COMPANY INFORMATION
Confidential information about Adviser, its parent or other affiliated companies, that is obtained by an Covered Person, including its clients, products, processes, financial condition, plans, patents, or licenses may not be disclosed to persons outside of the organization, except with the approval of senior management and to further the legitimate business purposes of Adviser.

Discretion should always be used when handling confidential client information or company information, and such information should never be disseminated to an unauthorized person. Covered Persons are reminded that when it is necessary to carry sensitive information off the firm's premises, they should take appropriate care for its security. Specifically, Covered Persons should avoid casually displaying documents or engaging in confidential business conversations in public places, including, but not limited to, elevators, hallways, restrooms, airports, and in public transportation. Covered Persons who take documents or computer files off the premises to work at home should return all such materials to Adviser upon completion of the particular at home project. Any questions about the confidential nature of information or whether confidential information may be disclosed should immediately be referred to the CCO.

CORPORATE ASSETS
All information, products and services connected to or generated by Adviser as a business are considered corporate assets to which Adviser has ownership rights. Corporate property utilized or developed by Covered Persons during their employment, including, but not limited to, files, analysis, reference materials, reports, written or e-mail correspondence, trade secrets, client lists, strategies, computer hardware and software, data processing systems, computer programs and databases, remains exclusively Cinque Partners' property both during employment and after the Covered Person leaves the firm. Accordingly, all Covered Persons are expected to protect Cinque Partners' ownership or property including all information, products, and services and to return all information to Adviser at the termination of employment.

Further, Covered Persons are prohibited from misusing Cinque Partners' corporate assets (including use of assets for a non-business purpose, theft, inflation of expenses, etc.) and from misusing or removing those assets from the premises upon leaving the firm. Before beginning employment with Adviser, each Covered Person should give his or her manager a copy or any non-competition, non-disclosure or non-pirating agreement by which the Covered Person is bound at the time of hiring. Any questions about this requirement should be raised with senior management.

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MONEY LAUNDERING

In connection with Cinque Partners' Anti-Money Laundering Policies and Procedures, every Covered Person bears responsibility for recognizing suspicious transaction or investor activity that may constitute money laundering (including the structuring of deposits) and that may involve proceeds from unlawful activities such as drug trafficking or racketeering. In particular, Covered Persons should be aware that even the simple receipt of funds, including through wire transfers, which are derived from illegal activities can subject them to prosecution for money laundering. Any suspicious deposit or customer activity which causes a Covered Person concern about the source of an investor's funds should be promptly reported to the CCO.

BRIBERY
Under federal law, it is illegal for Adviser or any Covered Person to pay, offer to pay, or authorize a payment of any money or other thing of value to:

     o an official of a local, state, federal or foreign government or an agency of a local, state, federal or foreign government;

     o a political party or official thereof, or a candidate for political office; or

     o any other person the payor knows or has reason to know will pay or give the money or value to those listed above.

     o Where the purpose is to influence the recipient to take or refrain from taking any official action or to induce the recipient to use his or her influence to affect governmental action to obtain, retain, or direct business for Adviser, offering or making any such remuneration or consideration to a domestic or foreign government official, political party or candidate for political office is strictly prohibited. All Covered Persons must immediately report all invitations to accept a bribe or any proposal or suggestion of a similar illegal nature to the CCO.

POLITICAL CONTRIBUTIONS / PAY-TO-PLAY

     o "Pay-to-play" refers to the practice whereby an adviser or its employees make political contributions or gifts for the purpose of obtaining or retaining advisory contracts with government entities. General fiduciary principles under the Advisers Act require an adviser to take reasonable steps to ensure that any political contributions made by it or its employees are not intended to obtain or retain advisory business. In addition, in 2010, the SEC adopted a rule that substantially restricts contribution and solicitation practices of investment advisers and certain of their related persons (SEC PRESS RELEASE 2010-116; HTTP://WWW. SEC. GOV/NEWS/PRESS/2010/2010-116. HTm) . The new rule has three key elements:

          o It prohibits an investment adviser from providing advisory services for compensation -- either directly or through a pooled investment vehicle -- for two years, if the adviser or certain of its executives or employees make a political contribution to an elected official who is in a position to influence the selection of the adviser.

          o It prohibits an advisory firm and certain executives and employees from soliciting or coordinating campaign contributions from others -- a practice referred to as "bundling" -- for an elected official who is in a position to influence the selection of the adviser. It also prohibits solicitation and coordination of payments to political parties in the state or locality where the adviser is seeking business.

          o It prohibits an adviser from paying a third party, such as a solicitor or placement agent, to solicit a government client on behalf of the investment adviser, unless that third party is an SEC-registered investment adviser or broker-dealer subject to similar pay to play restrictions.

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The rule includes a DE MINIMIS provision that permits contributions of up to
$350 for candidates for whom the contributor is entitled to vote, and $150 for candidates for whom the contributor is not entitled to vote.

Political contributions or gifts from Cinque Partners, its Covered Persons and solicitors to persons who may be in a position to affect the award of business to Cinque Partners may raise various legal and regulatory issues. For instance, the SEC as well as many states and municipalities have rules disqualifying an Adviser from managing assets for certain governmental entities if the adviser, any employee or an adviser's solicitor has contributed to certain political organizations, candidates or state officials for office.

To avoid violating such rules, as well as to avoid the appearance of impropriety, all political contributions must be in compliance with the following procedures:

PRE-APPROVAL OF CONTRIBUTIONS IN EXCESS OF $150.00 -- When making contributions, Covered Persons must be sensitive when considering a contribution to a political party, PAC or person who is, or may in the future be, in a position to affect the award of business to Cinque Partners. Therefore, prior to making any political contribution or gift (including subscriptions, loans or deposit of money or anything of value given) to any political party (E.G., Republican, Democratic, Independent), Political Action Committees ("PAC") or to any state official as defined by this policy in excess of $150 (whether in a lump sum or series of contributions in any calendar year), the employee should seek approval from the Chief Compliance Officer or his or her designee.

QUARTERLY REPORTING - All Covered Persons will be requested to include on their Quarterly Transaction Report (attached as Appendix A-5) their political contributions during the quarter (including those under the $150 preclearance level). These contributions may include subscriptions, loans or deposits of money or anything of value given to any political party (E.G., Republican, Democratic, Independent), PAC or to any state official as defined by this policy.

State officials are defined in this policy is any person, who was, at the time of the political contribution or gift, a candidate for governor, treasurer or a legislative seat. A PAC is defined as a private group organized to elect or defeat government officials in order to promote legislation that is often favorable to that group's purpose or mission. The quarterly report will ask the Access Person to disclose the name of recipient, amount of the contribution or gift value, office and state of the campaign and the date of the contribution. Additionally, each Access Person will indicate whether they are entitled to vote for the recipient of their political contribution.

SEPARATION OF POLITICAL AND EMPLOYMENT ACTIVITIES - All political activities of Covered Persons must be kept separate from employment and expenses may not be charged to Cinque Partners. Covered Persons may not conduct political activities during working hours or use Cinque Partners' facilities for political campaign purposes without the prior written approval of the Chief Compliance Officer or his or her designee.

NO CONTRIBUTION ON BEHALF OF CINQUE PARTNERS -- Covered Persons may not make political contributions on behalf of Cinque Partners to any political party, or in connection with any federal, state, or local campaigns, except with the prior written approval of the Chief Compliance Officer or his or her designee.


RELATIONS WITH REGULATORS
It is Cinque Partners' policy to cooperate with government authorities and regulators during routine audits and examinations, as well as inquiries and investigations. The CCO must immediately be made aware of any requests from government authorities or regulators and should be involved in responding to all such inquiries in order to

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be certain that we are providing complete and accurate information to regulators, as well as to ensure awareness of pending inquiries that may require us to maintain certain records.

RESTRICTIONS ON PERSONAL TRADING ACTIVITY

GENERAL POLICY
No Access Person shall, in connection with the direct or indirect purchase or sale of a Security "held or to be acquired" by a Fund:

     o    employ any device, scheme or artifice to defraud the Funds;

     o make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

     o engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Funds; or

     o    engage in any manipulative practice with respect to the Funds.

PROHIBITION AGAINST INSIDER TRADING
As further detailed within Cinque Partners' Inside Information & Trading Policies and Procedures, Covered Persons and the members of their Family/Household are prohibited from engaging in, or helping others engage in, insider trading. Generally, the "insider trading" doctrine under U.S. federal securities laws prohibits any person (including investment advisers) from knowingly or recklessly breaching a duty owed by that person by:

     o    trading while in possession of material, nonpublic information;

     o    communicating ("tipping") such information to others;

     o recommending the purchase or sale of securities on the basis of such information; or

     o providing substantial assistance to someone who is engaged in any of the above activities.

This means that Covered Persons and members of their Family/Household may not trade with respect to a particular security or issuer at a time when that person knows or should know that he or she is in possession of material nonpublic information about the issuer or security. Information is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if it could reasonably be expected to affect the price of a company's securities. Material information can also relate to events or circumstances affecting the market for a company's securities such as information about an expected government ruling or regulation that can affect the business of a company in which the Fund may invest. Information is considered nonpublic until such time as it has been disseminated in a manner making it available to investors generally (E.G., through national business and financial news wire services). Please refer to the Adviser Inside Information & Trading Policies and Procedures for a full description of permissible and prohibited activities.

PRE-CLEARANCE OF INVESTMENTS IN IPOS OR LIMITED OFFERINGS / PRIVATE PLACEMENTS.

Access Persons may not directly or indirectly acquire Beneficial Ownership in any Securities in an IPO or Limited Offering without obtaining, in advance of the transaction, clearance from Cinque Partners' CCO. In order to obtain pre-clearance, the Access Person must complete and submit to the CCO a Personal Trade Request Form (a "PTR") which is included as Appendix A-3. The CCO must review each request for approval and record the decision regarding the request.
 The general standards for granting or denying pre-clearance are whether the securities are under active or potential consideration for client accounts, and whether any conflict of interest exists between the Adviser and its clients. The CCO retains authority to grant pre-clearance in exceptional

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circumstances for good cause.  If pre-clearance is obtained, the approval is valid for the day on which it is granted and the immediately following business day. The CCO may revoke a pre-clearance any time after it is granted and before the transaction is executed.

RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY ACCESS PERSONS.
Each Access Person shall direct his or her broker to supply to the CCO, on a timely basis, duplicate copies of confirmations of all Securities transactions, other than for Exempt Securities, in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and copies of periodic statements for all securities accounts.

PRE-CLEARANCE
Access Persons may not buy or sell Securities that are included on the then-current Restricted or Watch list (as further discussed below), for any account in which he or she has any direct or indirect Beneficial Ownership, unless such person obtains, in advance of the transaction, clearance for that transaction from the CCO. The general standards for granting or denying pre-clearance are discussed below, although the CCO retains authority to grant pre-clearance in exceptional circumstances for good cause. The CCO may, in his or her discretion, consult with one or more of Cinque Partners' senior investment personnel in determining whether to grant pre-clearance.

WHEN AND HOW PRE-CLEARANCE MUST BE OBTAINED

Access persons must obtain pre-clearance prior to acquiring or disposing of a direct or indirect Beneficial Ownership interest in any Restricted or Watch List Security.

In order to obtain pre-clearance, an Access Person must complete and submit to the CCO a PTR. If the transaction is approved by the CCO, that approval is valid for the day on which it is granted and the immediately following business day. The CCO may revoke a pre-clearance any time after it is granted and before the transaction is executed.

WHEN WILL PRE-CLEARANCE BE DENIED

Pre-clearance will be denied in instances when Adviser is reallocating or rebalancing a strategy and the Security at issue is included within that reallocation or rebalance. Additionally, pre-clearance may be denied for a Security contained within a Restricted or Watch List or during routine daily trading on individual accounts if, in the judgment of the CCO, the level of client activity is sufficient to create the potential for market movement in that Security. The CCO retains the right to deny pre-clearance for any reason whatsoever, without disclosure of the basis for the denial to the Access Person.

BLACKOUT PERIOD
No Access Person may buy or sell any Security on a day during which it is included within Cinque Partners' reallocation or rebalancing of a strategy.

RESTRICTED OR WATCH LIST
Adviser may maintain a Restricted or Watch list containing the names of Securities which are determined to be at risk for potential conflicts of interest. The contents of the Restricted or Watch List are to be maintained exclusively by the CCO or their delegate; provided, however, that the CCO or their delegate may seek input from Cinque Partners' investment personnel in constructing any Restricted or Watch List. The basis for denials related to a Security's presence on the Restricted or Watch Lists are not required to be disclosed to the Access Person seeking pre-clearance.

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PROHIBITION ON SHORT-TERM TRADING.

Access Persons may not purchase and sell within any period of 30 calendar days, a Security, other than an Exempt Security, held by a client at the time of the proposed sale. If any such transactions occur, Adviser will require any profits from the transactions to be disgorged for donation by Adviser to charity. In applying the 30 calendar day holding period, Adviser will apply the "last-in, first-out" methodology.

PROHIBITION ON SHORT SALES AND SIMILAR TRANSACTIONS
Access Persons may not purchase a put option or sell a call option, sell short or otherwise take a short position, either directly or through any Beneficial Ownership, in any Security held by any client.

REPORTING REQUIREMENTS & PROCEDURES
In order to provide Adviser with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons, the following reporting requirements regarding personal securities transactions apply.

INITIAL AND ANNUAL HOLDINGS REPORTS:
Within ten days after a person becomes an Access Person, and annually thereafter, such person shall submit to the CCO a completed Initial/Annual Holdings Report substantially in the form attached hereto as Appendix A-4. Each holdings report must contain, at a minimum, (a) the title and type of Security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security (other than an Exempt Security) in which the person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with whom the person maintains an account in which any Securities other than Exempt Securities are held for the person's direct or indirect benefit; and (c) the date the person submits the report. The Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person and the Annual Holdings Report shall be submitted prior to the deadline imposed by the CCO and must be current as of a date no more than 30 days prior to the date the report is submitted.

QUARTERLY TRANSACTION REPORT:
Each Access Person shall submit reports substantially in the form attached hereto as Appendix A-5 to the CCO, showing all transactions in Securities (other than Exempt Securities) in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Securities, other than Exempt Securities, were held for the direct or indirect beneficial interest of the person and any political contributions made during the preceding quarter. Such reports shall be filed no later than 30 days after the end of each calendar quarter. An Access Person need not detail each transaction on a quarterly transaction report under this paragraph if all of the information required by this paragraph is contained in the brokerage confirmations or account statements required to be submitted under this Code, provided the person so designates on the form. The Report must include the date on which such report was submitted to the CCO.

ADMINISTRATION OF THE CODE

The CCO's Duties and Responsibilities are contained within the Code of Ethics Policies & Procedures section of Cinque Partners' Compliance Manual.

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Miscellaneous

CONFIDENTIALITY

Adviser will endeavor to maintain the confidentiality of all PTRs and any other information filed pursuant to this Code. Such reports and related information, however, may be produced to the SEC and other regulatory agencies.

THE "SHOULD HAVE KNOWN" STANDARD

For purposes of this Code, the "should have known" standard does not:

     o    imply a duty of inquiry;

     o presume that the individual should have deduced or extrapolated from discussions or memoranda dealing with a client's investment strategies; or

     o impute knowledge from the individual's awareness of a Fund's portfolio holdings, market considerations, benchmark index, or investment policies, objectives and restrictions.

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APPENDIX A-1. DEFINITIONS

The definitions and terms used in this Code are intended to mean the same as they do under the Advisers Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the Advisers Act or other federal securities laws, or if a term used in this Code is not defined, the definitions and meanings in the Advisers Act or other federal securities laws, as applicable, should be followed.

ACCESS PERSON means: (i) every Director or officer of Adviser, (ii) every Covered Person of Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security for any client, or has access to nonpublic information about the portfolio holdings of any client, or whose functions relate to the making of any recommendations with respect to purchases and sales, and (iii) every other person (whether or not an Covered Person of Adviser, such as consultants) who is subject to Cinque Partners' supervision and control who has access to nonpublic information regarding any purchase or sale of securities of any client, or has access to nonpublic information about the portfolio holdings of any client.

AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan. However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan is not considered to be under the Automatic Investment Plan.

BENEFICIAL OWNERSHIP OR BENEFICIALLY OWNS means the same as it does under
Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. Specifically, a person is the "beneficial owner" of any securities in which he or she has a direct or indirect pecuniary (monetary) interest. Beneficial Ownership includes, but is not limited to securities or accounts held in the name or for the benefit of the following:

     o a member of an Access Person's immediate family (spouse, domestic partner, child or parents) who lives in an Access Person's household (including children who are temporarily living outside of the household for school, military service or other similar situation);

     o a relative of the person who lives in an Access Person's household and over whose purchases, sales, or other trading activities an Access Person directly or indirectly exercises influence;

     o a relative whose financial affairs an Access Person "controls", whether by contract, arrangement, understanding or by convention (such as a relative he or she traditionally advises with regard to investment choices, invests for or otherwise assists financially);

     o an investment account over which an Access Person has investment control or discretion;

     o a trust or other arrangement that names an Access Person as a beneficiary; and

     o a non-public entity (partnership, corporation or otherwise) of which an Access Person is a director, officer, partner or Covered Person, or in which he owns 10% or more of any class of voting securities, a "controlling" interest as generally defined by securities laws, or over which he exercises effective control.

CONTROL means the power to exercise a controlling influence over the management or policies of Adviser. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of Adviser shall be presumed to control Adviser. A natural person shall be presumed not to be a controlled person within the meaning of this title. Any such presumption may be rebutted by evidence, but except as hereinafter provided, shall continue until a determination to the contrary made by the SEC by order either on its own motion or on application by an interested person.

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COVERED PERSON includes all employees, officers and partners of Adviser or other persons as determined by the CCO.

EXEMPT SECURITY means: (i) direct obligations of the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and High-Quality Short-Term Debt Instruments, including repurchase agreements, and shares of registered open-end investment companies, other than Reportable Funds, (ii) securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control, (iii) securities purchased or sold in a transaction that is non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transactions, and (iv) securities acquired as a part of an Automatic Investment Plan.

FAMILY/HOUSEHOLD means a member of such person's immediate family (spouse, domestic partner, child or parents) who lives in the person's household (including children who are temporarily living outside of the household for school, military service or other similar situation), and a relative of the person who lives in such person's household.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (E.G., Moody's Investors Service).

IPO (I.E., initial public offering) means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

INVESTMENT PERSONNEL means (i) any Covered Person of Adviser (or of any company in a control relationship to Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities for a client, (ii) any natural person who controls Adviser and who obtains information concerning recommendations made regarding the purchase or sale of Securities by a client.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a security. The purchase or sale of a security in an account in which a person is deemed to have a Beneficial Ownership or a Beneficial Interest is deemed to be a purchase or sale of a Security by such a person.

REPORTABLE FUND means any investment companies other than money market funds that are registered under the Investment Company Act for which Adviser serves as an investment adviser or whose investment adviser or principal underwriter controls Adviser, is controlled by Adviser, or is under common control with Adviser. A Reportable Fund includes registered investment companies that are sub-advised by Adviser.

SECURITY OR SECURITIES means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

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APPENDIX A-2. REPORTABLE FUNDS

AT THE PRESENT TIME, THERE ARE NO REPORTABLE FUNDS.

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APPENDIX A-3. PERSONAL TRADE REQUEST FORM (PTR)

The following form must be completed by you in order to request pre-clearance of a personal securities transaction that requires pre-clearance under the Adviser Code of Ethics. You further certify that you do not have any confidential or inside information relating to the issuer of this Security. This Form must be submitted to Cinque Partners' Chief Compliance Officer. You may not complete this trade until you receive approval from the Chief Compliance Officer. If approved, the approval is good for the day it is given and the following business day. If your trade is not completed within that time, you must submit a new request.

INVESTMENT INFORMATION:

 Issuer and ticker symbol: _____________________________________________________

NATURE OF EQUITY INVESTMENTS:

 Describe investment: __________________________________________________________

 Number of Shares: _____________________________________________________________

NATURE OF FIXED INCOME INVESTMENTS:

 Describe instrument: __________________________________________________________

 Principal amount of trade: ____________________________________________________

TRANSACTION TYPE (PLEASE CIRCLE):

Purchase       Sale        Short Sale

PROPOSED TRADE DATE: ___________________________________________________________

CURRENT / ESTIMATED PRICE: _____________________________________________________

BROKER/DEALER: _________________________________________________________________

Is the proposed investment an IPO?                  Y   N
Is the proposed investment a Limited Offering?      Y   N

Date: __________________________________________________________________________

Access Person Signature: _______________________________________________________

Printed Name: __________________________________________________________________

Title of Account(s): ___________________________________________________________

                     ___________________________________________________________

                     ___________________________________________________________

Chief Compliance Officer Action & date

Approved: ______________________________________________________________________

Denied: ________________________________________________________________________

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APPENDIX A-4. CINQUE PARTNERS LLC - INITIAL & ANNUAL HOLDINGS REPORTS

--------------------------------------------------------------------------------
Access Person Last Name                First Name                    MI

_______________________________________________________________  Office Location
                                    Phone #

ACKNOWLEDGMENT(1) OF RECEIPT OF COMPLIANCE MANUAL, CODE OF ETHICS, INSIDER TRADING POLICIES & ANNUAL CERTIFICATION

Please specify:   [] Initial Report or  [] Annual Renewal

1. Acknowledgement

I acknowledge that I have received a copy of the current Compliance Manual and Code of Ethics and I represent that:

     a. I acknowledge receipt of a copy of the Compliance Manual, including but not limited to the Code of Ethics and Insider Trading Policies & Procedures contained therein. I have read its terms and understand that I am fully subject to its provisions.

     b. I have specifically read the Code of Ethics and I understand that it applies to me and to all Investments in which I have or acquire Beneficial Ownership. I have read the definition of "Beneficial Ownership" contained within the Code of Ethics, and I understand that I may be deemed to have Beneficial Ownership in Investments owned by members of my Household and that transactions effected by members of my Household may therefore be subject to this Code of Ethics.

     c. I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to both the Code of Ethics and the Compliance Manual) and as determined by the Compliance Committee (or its delegate). Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral.

     d. I will comply with the Compliance Manual and the Code of Ethics in all respects.

THE CCO OR PERSONS DESIGNATED BY THE CCO PROVIDE TRAINING ON THE COMPLIANCE MANUAL AND CODE OF ETHICS ANNUALLY TO EACH ACCESS PERSON. HOWEVER, EACH ACCESS PERSON IS RESPONSIBLE FOR UNDERSTANDING AND COMPLYING WITH BOTH THE COMPLIANCE MANUAL AND CODE OF ETHICS OF THEIR OWN VOLITION.


----------
(1) ALL capitalized terms are defined in either or both of the Cinque Partners LLC Compliance Manual or Code of Ethics.

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2. Personal Investment Holdings Report

The following is a list of all investment accounts and Securities not held in such accounts in which I have Beneficial Ownership, and such information is current as of a date no more than 30 days prior to the date hereof:

Table 1 -- Investment Accounts

INSTRUCTIONS:

     o PROVIDE THE INFORMATION REQUESTED BELOW FOR EACH INVESTMENT ACCOUNT IN WHICH YOU HAVE BENEFICIAL OWNERSHIP. INDICATE "N/A" OR "NONE" IF APPROPRIATE.

     o    ATTACH THE MOST RECENT ACCOUNT STATEMENT FOR EACH ACCOUNT IDENTIFIED.

     o    ATTACH SEPARATE SHEETS IF NECESSARY

---------------------------------------------------------------------------------------------------------
NAME OF BROKER
DEALER, BANK, OR       ACCOUNT TITLE           RELATIONSHIP if                            CHECK HERE IF
OTHER   FINANCIAL      acct holder's           name acct holder is         ACCOUNT        DISCRETIONARY
INTERMEDIARY           and (acct type)         not the Access Person       NUMBER         ACCOUNT
---------------------------------------------------------------------------------------------------------
Ex: Smith Barney       Jane Smith (IRA)        spouse                      xxx-xxxxx
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                      199

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Table 2 -- Other Investment Holdings

INSTRUCTIONS:

o IF YOU HAVE BENEFICIAL OWNERSHIP IN ANY SECURITIES THAT ARE NOT HELD IN AN INVESTMENT ACCOUNT LISTED ABOVE (STOCK CERTIFICATES, PRIVATE EQUITY INVESTMENTS), LIST THEM BELOW. INDICATE "N/A" OR "NONE" IF APPROPRIATE. ATTACH SEPARATE SHEETS IF NECESSARY

-------------------------------------------------------------------------------------------------
                    RELATIONSHIP                                       TICKER OR   NUMBER OF
NAME OF             if security         NAME/TITLE OF                  CUSIP       SHARES/
SECURITY OWNER      owner is not        SECURITY          TYPE OF                  PRINCIPAL
                    the Access                            SECURITY                 AMOUNT
                    Person
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------


Table 3.

Outside Business Opportunities

The following is all outside business activities that I am engaged in (including any publicly held companies on which I serve as a member of the board of directors. Indicate "N/A" or "None" if appropriate.

--------------------------------------------------------------------------------
NAME OF COMPANY                              NATURE OF MY INVOLVEMENT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




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Table 4. Political Contributions (annual renewals only)

The following is a list of ALL political contributions that I have made since the date of my last certification under the Code of Ethics:

--------------------------------------------------------------------------------
Date          Recipient                                        Amount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Table 5.

Certification

     a. [Annual Renewals Only] I hereby certify that since the date of my last certification under the Code of Ethics, I have fully complied with all applicable requirements of the Code. In particular, in connection with each Securities transaction that I have engaged in since such date, I hereby certify that:

          i. I did not execute any transaction in a Security (or equivalent instrument) at a time when I possessed material nonpublic information regarding the Security or the issuer of the Security.

          ii. I did not execute any transactions with the intent of raising, lowering, or maintaining the price of any Security or to create a false appearance of active trading.

          iii. I did not execute any transaction in a Security (or equivalent instrument) at a time when I was in possession of non-public information to the effect that (i) Cinque Partners is or may be considering an investment in or sale of such Security on behalf of its clients, or (ii) have or may have open, executed, or pending portfolio transactions in such Security on behalf of its clients.

          iv. I did not use my knowledge of the portfolio holdings of the Fund to engage in any trade or short- term trading strategy involving the Fund that may have conflicted with the best interests of the Fund and its shareholders.

          v. If an Investment was acquired in an initial public offering which Cinque Partners may have been reasonably considering for purchase for one or more Clients or private placement, I obtained the written approval of the Chief Compliance Officer or his or her designee prior to acquiring such Security.

          vi. I have reported and acknowledged all gifts received on a quarterly basis since the date of my last certification under the Code of Ethics, and that I have not accepted any gift with a fair market value in excess of $100 without the prior written approval of the Chief Compliance Officer or his or her designee.

     b. I further certify that the information on this form is accurate and complete in all material respects.


Access Person's Name: ____________________________________________

Access Person's Signature: _______________________________________

Date: __________

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APPENDIX A-5. QUARTERLY TRANSACTION REPORT

To: The Chief Compliance Officer
Cinque Partners LLC

   I hereby certify that I have engaged in the following personal securities and gift transactions which are required to be reported under the Code of Ethics and Compliance Manual of Cinque Partners LLC during the calendar quarter indicated below. I hereby submit this report within thirty (30) days after the end of that quarter. (Note: you do not need to complete the securities portion of this report if all of your trading confirmations and account statements are already being delivered to the Chief Compliance Officer or his or her designee)


Name of Reporting Person:_____________________________________________
Calendar Quarter Ended:_______________________________________________
Date Report Submitted:________________________________________________ S

ECURITIES TRANSACTIONS

Please provide the following information for any reportable securities transactions during the quarter:

--------------------------------------------------------------------------------
                                         Principal
                                         Amount,                 Name of
                                         Maturity                Broker,
                     Ticker              Date and                Dealer or
                     Symbol Number       Interest                Bank
Date of     Title of or     of           Rate (if    Type of     Effecting
Transaction Security CUSIP  Shares Price applicable) Transaction Transaction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o ALL RELEVANT TRANSACTIONS OTHER THAN THOSE NOTED ABOVE ARE CONTAINED ON STATEMENTS WHICH ARE SUBMITTED DIRECTLY TO THE ADVISER BY THE BROKER-DEALER.

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I have established the following new accounts with brokers, dealers or banks in which my securities are held for my direct or indirect benefit.

--------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR      DATE ACCOUNT WAS      NAME(S) ON AND TYPE OF
BANK                           ESTABLISHED           ACCOUNT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


I have received the following gifts or other accommodations in excess of the current DE MINIMIS amount of $300.

--------------------------------------------------------------------------------
DESCRIPTION OF GIFT    DATE    GIVEN OR    NAME & COMPANY OF GIVER    APPROX
/ACCOMMODATION                RECEIVED    OR RECIPIENT               VALUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I have given the following gifts or other accommodations in excess of the current DE MINIMIS amount of $250.
This excludes reasonable meals and entertainment at which I was present.

--------------------------------------------------------------------------------
DESCRIPTION OF GIFT    DATE    GIVEN OR    NAME & COMPANY OF GIVER    APPROX
/ACCOMMODATION                RECEIVED    OR RECIPIENT               VALUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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I have made the following political contributions (as defined within the Code of Ethics). This includes contributions under the $150 preclearance requirement.

--------------------------------------------------------------------------------
NAME OF RECIPIENT    AMOUNT OF         OFFICE AND STATE OF    DATE    ELIGIBLE
                     CONTRIBUTION /    CAMPAIGN                       TO
                     GIFT                                             VOTE?
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I certify that I have included on this report all securities, gift transactions, political contributions and accounts required to be reported pursuant to the Code of Ethics and Compliance Manual.

Signature:___________________                         Date:___________________

                                      204

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IX.B.INSIDE INFORMATION & TRADING

Policy

Cinque Partners' policy prohibits any Covered Person, temporary Covered Person or contractor from acting upon, misusing or disclosing any material non-public information, known as inside information. Any suspected instances of the existence and/or misuse of inside information must be immediately brought to the attention of the CCO, and any violations of the firm's policy will result in disciplinary action up to and including termination and/or referral to the appropriate legal authority.

Background & Description

Various federal and state securities laws and the Advisers Act (Section 204A) require every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such adviser's business, to prevent the misuse of material, nonpublic information in violation of the Advisers Act or other securities laws by the investment adviser or any person associated with the investment adviser.

Regulation FD -- for "fair disclosure" -- was implemented to combat selective disclosure. Selective disclosure occurs when issuers release material nonpublic information about a company to selected persons, such as securities analysts or institutional investors, before disclosing the information to the general public. This practice undermines the integrity of the securities markets and reduces investor confidence in the fairness of those markets. Selective disclosure also may create conflicts of interests for securities analysts, who may have an incentive to avoid making negative statements about an issuer for fear of losing their access to selectively disclosed information.(3)

"Inside Information" is defined as material non-public information about an issuer or security. Such information typically originates from an "insider" of the issuer, such as an officer, director, or controlling shareholder. Certain outsiders who work for the corporation (such as investment bankers, lawyers or accountants) also can be deemed to be "insiders" under some circumstances. However, insider-trading prohibitions also extend to trading while in possession of certain "market information." "Market Information" is material nonpublic information which affects the market for an issuer's securities but which comes from sources outside the issuer. A typical example of market information is knowledge of an impending tender offer.

In order to assess whether a particular situation runs afoul of the prohibition against insider trading, keep in mind the following:

          Information is deemed "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. Among the types of information which should be deemed to be material is information relating to:

               o    increases or decreases in dividends;

               o    declaration of stock splits and stock dividends;

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(3) SECURITIES & EXCHANGE COMMISSION, FACT SHEET: REGULATION FAIR DISCLOSURE
AND NEW INSIDER TRADING
RULES, AUGUST 10, 2000

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     o    financial announcements including periodic results and forecasts, especially earning releases and estimates of earnings;

     o    changes in previously disclosed financial information;

     o    mergers, acquisitions or takeovers;

     o    proposed issuances of new securities;

     o    significant changes in operations;

     o significant increases or declines in backlog orders or the award or loss of a significant contract;

     o significant new products to be introduced or significant discoveries of oil or gas, minerals or the like;

     o    extraordinary borrowings;

     o    major litigation (civil or criminal);

     o    financial liquidity problems;

     o    significant changes in management;

     o the purchase or sale of substantial assets; and o significant regulatory actions.

"Material" information may also relate to the market for a company's securities. Information about significant trades to be effected for Cinque Partners' Client account in some contexts may be deemed as material inside information. This knowledge can be used to take advantage of price movements in the market that may be caused by Cinque Partners' buying or selling of specific securities for its Clients.

Information is considered "nonpublic" if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special person or group. Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules.

In the past, information has been deemed to be publicly disclosed if it was given to the DOW JONES BROAD TAPE, REUTERS FINANCIAL REPORT, the Associated Press, United Press International, or one of more newspapers of general circulation in the New York City area.

On the other hand, public dissemination is not accomplished by disclosure to a select group of analysts, broker-dealers and market makers; or via a telephone call-in service for investors. Note that there also is authority that disclosure to STANDARD AND POOR'S and MOODY'S alone may not suffice.

The selective disclosure of material nonpublic information by corporate insiders may lead to violations by an outsider (such as Cinque Partners or its personnel, for example) of [section]10(b) of the Securities Exchange Act of 1934 and Rule 10(b)(5) under the following conditions:

     o The insider intentionally breached a duty of confidentiality owed to the issuer's shareholders;

     o The insider received some personal benefit from this breach, either by way of pecuniary gain or a reputational benefit that could translate into future earnings;

     o The outsider knew or should have known that the insider breached a duty by disclosing the information; and

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     o    The outsider acts with SCIENTER i. e. a mental state showing intent to deceive, manipulate or defraud.

     An outsider might also run afoul of the prohibition against insider trading under a "misappropriation" theory. This theory applies to those who trade on information they have taken in breach of some fiduciary duty, even thought that may not be a duty to the issuer's shareholders. An example of this would be a newspaper reporter who misappropriates information he has received in the course of his job writing articles for his employer, and then trades before that information becomes public. Another example would be a covered person of an investment adviser who trades while in possession of material, nonpublic information he learns in the course of his advisory duties.

All information about Cinque Partners' Client's, including but not limited to the value of accounts, securities bought, sold or held, current or proposed business plans, acquisition targets, confidential financial reports or projections, borrowings, etc., MUST be held in the strictest confidence by all Covered Persons or consultants in possession of that information. Most importantly, the current or pending investment activities of Cinque Partners' Clients are Inside Information. Using or sharing this information other than in connection with the investment of Cinque Partners' Client accounts is considered acting on inside information and therefore prohibited.

Personal securities transactions which are timed to precede orders placed for Client accounts could be considered front running or trading on inside information and must be avoided. Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     o    civil injunctions;

     o    disgorgement of profits;

     o    jail sentences;

     o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited and;

     o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.


In addition to penalties provided by law, any violation of Cinque Partners' Inside Information and Trading Policies & Procedures can be expected to result is serious sanctions by Cinque Partners, including, without limitation, dismissal of the person(s) involved.

Responsibility

The CCO is responsible for the implementation and monitoring of Cinque Partners' Inside Information and Trading Policy and Procedures, including associated practices, disclosures and recordkeeping. The CCO may delegate responsibility for the performance of these activities (provided that it maintains records evidencing individual delegates) but oversight and ultimate responsibility remain with the CCO.

Procedure

Cinque Partners has adopted various procedures to implement Cinque Partners' Inside Information & Trading policy and reviews to monitor and ensure that Cinque Partners' policy is observed, implemented properly and amended or updated, as appropriate. The procedures are as follows:

     o The Inside Information & Trading Policy is distributed to all new Covered Persons upon hire and annually thereafter. A written acknowledgement by each Covered Person of their understanding of, intent to

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          comply and historical compliance with the Inside Information & Trading policy will be maintained by the CCO.

     o The Inside Information & Trading Policy is distributed to all contractors or temporary Covered Persons upon engagement. A written acknowledgement by each contractor of their understanding of and intent to comply with the Inside Information & Trading policy will accompany their agreement and will be maintained by the CCO.

     o All Covered Persons, temporary Covered Persons and contractors must comply with the relevant sections of Cinque Partners' Code of Ethics.

     o Covered Persons must report to the CCO all Outside Business Activities as well as any business, financial or personal relationships that could potentially result in access to material, non-public information. Specifically, but not limited to, disclosure of relationships that Covered Persons may have with officials of companies that may have access to inside information.

     o The CCO conducts annual training on the terms of the policy, as well as case-by-case guidance to Covered Persons on any possible insider trading situation or question.

     o Cinque Partners' Inside Information & Trading Policy is reviewed and evaluated on an annual basis and updated as may be appropriate in light of changes in the legal and business environment.

     o The CCO reviews all personal investment activity for Covered Person and Covered Person-related accounts (this item is handled in more detail in the Code of Ethics) to verify compliance and attempt to detect trading on Inside Information.

     o When obtaining material information about an issue from either a securities analyst or insiders of the particular company, Covered Persons are required to ask and verify whether the information received has already been disseminated though "public" channels, and to immediately notify ONLY the CCO if the information proves to be nonpublic. The same holds true of information obtained from contractors or that which was 'heard on the street'.

     o Once material information in the possession of a Cinque Partners Covered Person is determined to be nonpublic, Cinque Partners will take action with regard to any trading in that security for itself, its Covered Persons or for any Client, until such time as the information becomes publicly available. Measures to be taken may include the following:

          o Place the company on a "Watch List" and restrict the flow of nonpublic information to allow Cinque Partners' investment personnel and traders who have not come into contact with the material nonpublic information to continue their ordinary investment activities. The Watch List is to be held in the strictest confidence and may not be disseminated to anyone other than the CCO.

          o Place the company on a "Restricted List" in order to prohibit trading in any security of the company, except non-solicited trades after specific approval by the CCO. This list is highly confidential and may only be disseminated to certain individuals which the CCO deems appropriate.

     o The CCO prepares a confidential written report to Senior Management and/or legal counsel of any possible violation of Cinque Partners' Inside Information & Trading Policy along with a suggested course of action for implementing corrective and/or disciplinary action.

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